UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 8, 2008, Ivanhoe Energy Ecuador Inc. (“IE Ecuador”), an indirect, wholly-owned subsidiary of Ivanhoe Energy Inc. (the “Company”), entered into a Specific Services Contract (the “Contract”) with Empresa Estatal de Petroleos del Ecuador, Petroecuador (“Petroecuador”), the state oil company of Ecuador, and its affiliate, Empresa Estatal de Exploracion y Produccion de Petroleos del Ecuador, Petroproduccion (“Petroproduccion”) to explore and develop Block 20, a contract area in the Amazon Basin of Ecuador that includes the Pungarayacu heavy-oil field, utilizing the Company’s patented heavy-to-light (“HTL™”) upgrading technology.

By agreement dated February 4, 2015 (the “Termination Agreement”), Ivanhoe Energy Inc. (the “Company”) and the other parties thereto terminated the Contract by mutual consent. Under the terms of the Termination Agreement, all mutual obligations and rights under the Contract were terminated.

As first announced in August 2014, the Company and Petroamazonas EP, the successor to Petroecuador and Petroproduccion, agreed to a process to mutually terminate the Contract under which the Company has been operating since 2008 as a step towards entering into a new Service Contract with a consortium consisting of the Company and one of the world’s largest national oil companies (NOC), which has experience working in Ecuador. The Company has worked closely with Petroamazonas and officials from the Ecuadorian government in terminating the contract according to Ecuadorian law, and the Company has fulfilled all of its termination responsibilities. There were no material early termination penalties incurred as a result of the termination of the Contract.

On January 21, 2015, the Company announced that it is scaling back its activities in Ecuador in response to significantly lower oil prices and a delay in discussions with the Company’s partner on moving ahead with development plans for the Company’s Block 20 heavy-oil project. While oil price volatility makes it challenging to move Block 20 forward in the short term, the Company remains willing to work with its partner and the Ecuadorian government to explore development alternatives for Block 20 over the medium and longer term.

A copy of the press release announcing the termination of the Contract is filed as Exhibit 99.1 to this report.

This summary does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which the Company intends to file as an exhibit to its next periodic report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 10, 2015

IVANHOE ENERGY INC.
By:	“William Parry”
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 4, 2015